Exhibit 99.1

CONTACTS:	Investors	Media
	Robin Washington	Amy Flood
	(650) 522-5688	(650) 522-5643

Susan Hubbard
(650) 522-5715

For Immediate Release

GILEAD SCIENCES ANNOUNCES THIRD QUARTER 2010 FINANCIAL RESULTS

- Total Revenues of $1.94 Billion, Up 8 Percent over Third Quarter 2009 -

- Record Product Sales of $1.87 Billion, Up 13 Percent over Third Quarter 2009 -

- Third Quarter Non-GAAP EPS of $0.90 per Share, Up 15 Percent over Third Quarter 2009 -

Foster City, CA, October 19, 2010 - Gilead Sciences, Inc. (Nasdaq: GILD) announced today its results of operations for the quarter ended September 30, 2010. Total revenues for the third quarter of 2010 were $1.94 billion, up 8 percent compared to total revenues of $1.80 billion for the third quarter of 2009. Net income for the third quarter of 2010 was $704.9 million, or $0.83 per diluted share, compared to net income for the third quarter of 2009 of $673.0 million, or $0.72 per diluted share. Non-GAAP net income for the third quarter of 2010, which excludes after-tax acquisition-related expenses, restructuring expenses and stock-based compensation expenses, was $759.7 million, or $0.90 per diluted share. Non-GAAP net income for the third quarter of 2009, which excludes after-tax acquisition-related expenses, restructuring expenses and stock-based compensation expenses, was $730.3 million, or $0.78 per diluted share.

Product Sales

Product sales increased 13 percent to $1.87 billion for the third quarter of 2010, compared to $1.65 billion in the third quarter of 2009.

Antiviral Franchise

Antiviral product sales increased 12 percent to $1.65 billion in the third quarter of 2010, up from $1.47 billion for the same quarter of 2009.

•	Atripla

Sales of Atripla® (efavirenz 600 mg/ emtricitabine 200 mg/ tenofovir disoproxil fumarate 300 mg) for the treatment of HIV infection increased 23 percent to $742.7 million for the third quarter of 2010, up from $605.3 million in the third quarter of 2009, driven primarily by sales volume growth in the United States and Europe.

•	Truvada

Sales of Truvada® (emtricitabine/tenofovir disoproxil fumarate) for the treatment of HIV infection increased 8 percent to $668.7 million for the third quarter of 2010, up from $620.6 million in the third quarter of 2009, driven primarily by sales volume growth in the United States and Europe.

•	Viread

Sales of Viread® (tenofovir disoproxil fumarate) for the treatment of HIV infection and chronic hepatitis B increased 9 percent to $184.3 million for the third quarter of 2010, up from $169.7 million in the third quarter of 2009, driven primarily by sales volume growth in the United States, Europe and Latin America.

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Gilead Sciences, Inc. 333 Lakeside Drive Foster City, CA 94404 USA	www.gilead.com
phone 650 574 3000 facsimile 650 578 9264

October 19, 2010	Page 2

Letairis

Sales of Letairis® (ambrisentan) for the treatment of pulmonary arterial hypertension increased 26 percent to $60.4 million for the third quarter of 2010, up from $48.1 million for the third quarter of 2009, driven primarily by sales volume growth in the United States.

Ranexa

Sales of Ranexa® (ranolazine) for the treatment of chronic angina increased 23 percent to $60.3 million for the third quarter of 2010, up from $49.0 million for the third quarter of 2009, driven primarily by sales volume growth in the United States.

Other Products

Sales of other products were $149.1 million for the third quarter of 2010 compared to $156.3 million for the third quarter of 2009 and included AmBisome® (amphotericin B liposome for injection) for the treatment of severe fungal infections, Hepsera® (adefovir dipivoxil) for the treatment of chronic hepatitis B, Emtriva® (emtricitabine) for the treatment of HIV infection, and Cayston® (aztreonam for inhalation solution) for the improvement of respiratory symptoms in cystic fibrosis patients with Pseudomonas aeruginosa (P. aeruginosa). Sales of Cayston were $14.7 million for the third quarter of 2010.

Royalty, Contract and Other Revenues

Royalty, contract and other revenues resulting primarily from collaborations with corporate partners were $72.1 million in the third quarter of 2010, down from $152.4 million in the third quarter of 2009. This decrease was due primarily to lower Tamiflu® (oseltamivir phosphate) royalties from F. Hoffmann-La Roche Ltd of $34.5 million in the third quarter of 2010, compared to Tamiflu royalties of $113.5 million in the third quarter of 2009.

Research and Development

Research and development (R&D) expenses in the third quarter of 2010 were $230.4 million, compared to $269.9 million for the third quarter of 2009. Non-GAAP R&D expenses for the third quarter of 2010, which exclude restructuring and stock-based compensation expenses, were $203.2 million, compared to $242.2 million for the third quarter of 2009. The decrease in non-GAAP R&D expenses was due primarily to lower R&D expense reimbursement related to Gilead’s collaboration with Tibotec Pharmaceuticals (Tibotec).

Selling, General and Administrative

Selling, general and administrative (SG&A) expenses in the third quarter of 2010 were $250.6 million, compared to $227.4 million for the third quarter of 2009. Non-GAAP SG&A expenses for the third quarter of 2010, which exclude acquisition-related, restructuring and stock-based compensation expenses, were $220.6 million, compared to $200.3 million for the third quarter in 2009. The increase in non-GAAP SG&A expenses was driven primarily by higher headcount and expenses to support Gilead’s expanding commercial activities.

Net Foreign Currency Exchange Impact

The net foreign currency exchange impact on third quarter 2010 revenues and pre-tax earnings, which includes revenues and expenses generated from outside the United States, was an unfavorable $44.2 million and $37.4 million, respectively, compared to the third quarter of 2009, and an unfavorable $7.0 million and $1.7 million, respectively, compared to the second quarter of 2010.

Cash, Cash Equivalents and Marketable Securities

As of September 30, 2010, Gilead had cash, cash equivalents and marketable securities of $5.05 billion compared to $3.90 billion as of December 31, 2009. Gilead generated $2.11 billion of operating cash flow for the first nine months of 2010 including $739.5 million in the third quarter of 2010.

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October 19, 2010	Page 3

Corporate Highlights

Under the company’s previously announced $5.0 billion stock repurchase program authorized by its Board of Directors in May 2010, Gilead has repurchased approximately $2.41 billion in common stock through September 30, 2010. In conjunction with the company’s announcement of its convertible debt offering on July 26, 2010, Gilead has since acquired approximately $1.18 billion of shares repurchased at an average price of $33.84 per share. Total purchase activity was $1.55 billion in common stock for the third quarter of 2010. Total purchase activity for the year to date was $3.41 billion in common stock, representing 93.6 million repurchased shares or approximately 10% of Gilead’s total common shares outstanding at December 31, 2009.

Product and Pipeline Update

Antiviral Franchise

In September, Gilead announced that it had submitted a Marketing Authorization Application to the European Medicines Agency for marketing approval of the fixed-dose combination of Truvada and Tibotec’s investigational non-nucleoside reverse transcriptase inhibitor TMC278 (rilpivirine) for the treatment of HIV-1 infection in adults.

Also in September, Gilead released positive 48-week results from two of its ongoing Phase II clinical studies in HIV-infected patients. The first were from the study of its investigational fixed-dose, single-tablet “Quad” regimen of elvitegravir, cobicistat and Truvada versus Atripla. The second were from the study of cobicistat-boosted atazanavir plus Truvada compared to ritonavir-boosted atazanavir plus Truvada. Results from both studies were presented at the 50th Annual Interscience Conference on Antimicrobial Agents and Chemotherapy in Boston.

Conference Call

At 5:00 p.m. Eastern Time today, Gilead’s management will host a conference call and a simultaneous webcast to discuss results from its third quarter 2010 as well as provide a general business update. To access the webcast live via the internet, please connect to the company’s website at www.gilead.com 15 minutes prior to the conference call to ensure adequate time for any software download that may be needed to hear the webcast. Alternatively, please call 1-866-770-7051 (U.S.) or 1-617-213-8064 (international) and dial the participant passcode 16880218 to access the call.

A replay of the webcast will be archived on the company’s website for one year, and a phone replay will be available approximately two hours following the call through October 22, 2010. To access the phone replay, please call 1-888-286-8010 (U.S.) or 1-617-801-6888 (international) and dial the participant passcode 60311851.

About Gilead

Gilead Sciences is a biopharmaceutical company that discovers, develops and commercializes innovative therapeutics in areas of unmet medical need. Gilead’s mission is to advance the care of patients suffering from life-threatening diseases worldwide. Headquartered in Foster City, California, Gilead has operations in North America, Europe and Australia.

Non-GAAP Financial Information

Gilead has presented certain financial information in accordance with GAAP and also on a non-GAAP basis for the three and nine months ended September 30, 2010 and 2009. Management believes this non-GAAP information is useful for investors, taken in conjunction with Gilead’s GAAP financial statements, because management uses such information internally for its operating, budgeting and financial planning purposes. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of Gilead’s operating results as reported under U.S. GAAP. A reconciliation between GAAP and non-GAAP financial information is provided in the table on page 6.

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October 19, 2010	Page 4

Forward-looking Statements

Statements included in this press release that are not historical in nature are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Gilead cautions readers that forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include: Gilead’s ability to sustain growth in revenues for its antiviral, cardiovascular and respiratory franchises; unpredictable variability of Tamiflu royalties and the strong relationship between this royalty revenue and global pandemic planning and supply; Gilead’s ability to submit NDAs for new product candidates, including the fixed-dose combination of Truvada and TMC278, in the timelines currently anticipated; Gilead’s ability to receive regulatory approvals in a timely manner or at all, for new and current products, including its investigational fixed-dose single-tablet “Quad” regimen of elvitegravir, cobicistat (formerly GS 9350) and Truvada and the fixed-dose combination of Truvada and TMC278, both for the treatment of HIV infection; Gilead’s ability to successfully commercialize its products, including Cayston as a treatment for the improvement of respiratory symptoms in cystic fibrosis patients with P. aeruginosa; Gilead’s ability to successfully develop its respiratory and cardiovascular franchises; safety and efficacy data from clinical studies may not warrant further development of Gilead’s product candidates, including the Quad and the fixed-dose combination of Truvada and TMC278; initiating and completing clinical trials may take longer or cost more than expected, including in the clinical studies evaluating the Quad for the treatment of HIV infection; fluctuations in the foreign exchange rate of the U.S. dollar that may reduce or eliminate the favorable foreign currency exchange impact on Gilead’s future revenues and pre-tax earnings; Gilead’s ability to consummate the $5.0 billion share repurchase program due to changes in its stock price, corporate or other market conditions; risks and uncertainties related to Gilead’s ability to successfully advance CGI Pharmaceuticals, Inc.’s pipeline programs; whether the FDA or other international regulatory authorities will agree that steps taken or to be taken by Gilead to correct matters described in the Warning Letter received from the FDA on September 24, 2010, with respect to Gilead’s manufacturing and distribution center in San Dimas, California, are adequate; Gilead’s ability to resolve any continuing concerns that may be expressed by the FDA or other international regulatory authorities in a timely manner and whether the FDA or other international regulatory authorities decide to take further corrective or disciplinary actions against Gilead, including, without limitation, withholding permission to export AmBisome to certain countries outside the United States and Europe; and other risks identified from time to time in Gilead’s reports filed with the U.S. Securities and Exchange Commission. In addition, Gilead makes estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses and related disclosures. Gilead bases its estimates on historical experience and on various other market-specific and other relevant assumptions that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ significantly from these estimates. You are urged to consider statements that include the words “may,” “will,” “would,” “could,” “should,” “might,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plans,” “anticipates,” “intends,” “continues,” “forecast,” “designed,” “goal,” or the negative of those words or other comparable words to be uncertain and forward-looking. Gilead directs readers to its Quarterly Reports on Form 10-Q for the first and second quarters and other publicly filed disclosure documents filed with the Securities and Exchange Commission and subsequent press releases. Gilead claims the protection of the Safe Harbor contained in the Private Securities Litigation Reform Act of 1995 for forward-looking statements. All forward-looking statements are based on information currently available to Gilead, and Gilead assumes no obligation to update any such forward-looking statements.

# # #

Truvada, Viread, Hepsera, Emtriva, AmBisome, Letairis, Cayston and Ranexa are

registered trademarks of Gilead Sciences, Inc.

Atripla is a registered trademark of Bristol-Myers Squibb & Gilead Sciences, LLC.

Tamiflu is a registered trademark of F. Hoffmann-La Roche Ltd.

For more information on Gilead Sciences, Inc., please visit www.gilead.com or call the Gilead Public Affairs Department at 1-800-GILEAD-5 (1-800-445-3235).

October 19, 2010	Page 5

GILEAD SCIENCES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Revenues:
Product sales	$1,865,559	$1,648,955	$5,459,683	$4,664,913
Royalty, contract and other revenues	72,097	152,434	491,050	314,091

Total revenues	1,937,656	1,801,389	5,950,733	4,979,004
Costs and expenses:
Cost of goods sold	477,584	409,700	1,373,539	1,122,159
Research and development	230,440	269,856	680,170	700,273
Selling, general and administrative	250,559	227,427	764,183	692,789

Total costs and expenses	958,583	906,983	2,817,892	2,515,221

Income from operations	979,073	894,406	3,132,841	2,463,783
Interest and other income, net	15,593	14,017	49,523	31,098
Interest expense	(33,620)	(17,217)	(68,339)	(52,372)

Income before provision for income taxes	961,046	891,206	3,114,025	2,442,509
Provision for income taxes	258,883	220,728	850,641	616,310

Net income	702,163	670,478	2,263,384	1,826,199
Net loss attributable to noncontrolling interest	2,713	2,555	8,454	7,344

Net income attributable to Gilead	$704,876	$673,033	$2,271,838	$1,833,543

Net income per share attributable to Gilead common stockholders - basic	$0.85	$0.75	$2.61	$2.02

Net income per share attributable to Gilead common stockholders - diluted	$0.83	$0.72	$2.55	$1.96

Shares used in per share calculation - basic	833,006	903,319	871,887	906,213

Shares used in per share calculation - diluted	847,228	932,424	890,216	936,530

October 19, 2010	Page 6

GILEAD SCIENCES, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION

(unaudited)

(in thousands, except percentages and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Cost of goods sold reconciliation:
GAAP cost of goods sold	$477,584	$409,700	$1,373,539	$1,122,159
Acquisition-related amortization of inventory mark-up	—	(4,922)	(7,020)	(8,633)
Acquisition-related amortization of purchased intangibles	(14,981)	(14,585)	(44,946)	(26,651)
Stock-based compensation expenses	(2,728)	(2,461)	(8,548)	(8,486)

Non-GAAP cost of goods sold	$459,875	$387,732	$1,313,025	$1,078,389

Product gross margin reconciliation:
GAAP product gross margin	74.4%	75.2%	74.9%	76.0%
Acquisition-related amortization of inventory mark-up	—	0.3%	0.1%	0.2%
Acquisition-related amortization of purchased intangibles	0.8%	0.9%	0.8%	0.6%
Stock-based compensation expenses	0.1%	0.1%	0.2%	0.2%

Non-GAAP product gross margin (1)	75.4%	76.5%	76.0%	77.0%

Research and development expenses reconciliation:
GAAP research and development expenses	$230,440	$269,856	$680,170	$700,273
Restructuring expenses	(6,315)	(5,780)	(10,545)	(17,031)
Stock-based compensation expenses	(20,946)	(21,916)	(62,536)	(63,192)

Non-GAAP research and development expenses	$203,179	$242,160	$607,089	$620,050

Selling, general and administrative expenses reconciliation:
GAAP selling, general and administrative expenses	$250,559	$227,427	$764,183	$692,789
Acquisition-related transaction costs	(387)	(239)	(387)	(8,404)
Restructuring expenses	(1,413)	(2,623)	(14,903)	(15,478)
Stock-based compensation expenses	(28,128)	(24,230)	(75,606)	(72,255)

Non-GAAP selling, general and administrative expenses	$220,631	$200,335	$673,287	$596,652

Operating margin reconciliation:
GAAP operating margin	50.5%	49.7%	52.6%	49.5%
Acquisition-related transaction costs	0.0%	0.0%	0.0%	0.2%
Acquisition-related amortization of inventory mark-up	—	0.3%	0.1%	0.2%
Acquisition-related amortization of purchased intangibles	0.8%	0.8%	0.8%	0.5%
Restructuring expenses	0.4%	0.5%	0.4%	0.7%
Stock-based compensation expenses	2.7%	2.7%	2.5%	2.9%

Non-GAAP operating margin (1)	54.4%	53.9%	56.4%	53.9%

Net income attributable to Gilead reconciliation:
GAAP net income attributable to Gilead	$704,876	$673,033	$2,271,838	$1,833,543
Acquisition-related transaction costs	388	239	388	8,404
Acquisition-related amortization of inventory mark-up	—	3,667	5,090	6,326
Acquisition-related amortization of purchased intangibles	10,951	10,866	32,680	19,775
Restructuring expenses	5,639	6,260	18,488	24,052
Stock-based compensation expenses	37,812	36,218	106,620	106,467

Non-GAAP net income attributable to Gilead	$759,666	$730,283	$2,435,104	$1,998,567

Diluted earnings per share reconciliation:
GAAP diluted earnings per share	$0.83	$0.72	$2.55	$1.96
Acquisition-related transaction costs	0.00	0.00	0.00	0.01
Acquisition-related amortization of inventory mark-up	—	0.00	0.01	0.01
Acquisition-related amortization of purchased intangibles	0.01	0.01	0.04	0.02
Restructuring expenses	0.01	0.01	0.02	0.03
Stock-based compensation expenses	0.04	0.04	0.12	0.11

Non-GAAP diluted earnings per share (1)	$0.90	$0.78	$2.74	$2.13

Shares used in per share calculation (diluted) reconciliation:
GAAP shares used in per share calculation (diluted)	847,228	932,424	890,216	936,530
Share impact of current stock-based compensation guidance	(2,208)	(119)	(1,621)	245

Non-GAAP shares used in per share calculation (diluted)	845,020	932,305	888,595	936,775

Non-GAAP adjustment summary:
Cost of goods sold adjustments	$17,709	$21,968	$60,514	$43,770
Research and development expenses adjustments	27,261	27,696	73,081	80,223
Selling, general and administrative expenses adjustments	29,928	27,092	90,896	96,137

Total non-GAAP adjustments before tax	74,898	76,756	224,491	220,130
Income tax effect	(20,108)	(19,506)	(61,225)	(55,106)

Total non-GAAP adjustments after tax	$54,790	$57,250	$163,266	$165,024

Note:

(1)	Amounts may not sum due to rounding

October 19, 2010	Page 7

GILEAD SCIENCES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	September 30, 2010	December 31, 2009
	(unaudited)	(Note 1)
Cash, cash equivalents and marketable securities	$5,051,681	$3,904,846
Accounts receivable, net	1,670,405	1,389,534
Inventories	1,273,389	1,051,771
Property, plant and equipment, net	692,032	699,970
Intangible assets	1,576,573	1,524,777
Other assets	1,191,511	1,127,661

Total assets	$11,455,591	$9,698,559

Current liabilities	$2,590,108	$1,871,631
Long-term liabilities	2,986,711	1,321,770
Stockholders’ equity (Note 2)	5,878,772	6,505,158

Total liabilities and stockholders’ equity	$11,455,591	$9,698,559

Notes:

(1)	Derived from audited consolidated financial statements at that date.

(2)	As of September 30, 2010, there were 815,474 shares of common stock issued and outstanding.

October 19, 2010	Page 8

GILEAD SCIENCES, INC.

PRODUCT SALES SUMMARY

(unaudited)

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Antiviral products:
Atripla – U.S.	$491,645	$407,896	$1,414,365	$1,180,072
Atripla – Europe	222,727	182,222	661,424	461,836
Atripla – Other International	28,320	15,181	75,579	42,416

	742,692	605,299	2,151,368	1,684,324

Truvada – U.S.	325,545	292,918	969,884	859,603
Truvada – Europe	292,028	292,819	867,929	859,036
Truvada – Other International	51,168	34,827	130,409	100,357

	668,741	620,564	1,968,222	1,818,996

Viread – U.S.	82,431	74,675	239,225	212,122
Viread – Europe	72,489	67,989	216,636	199,329
Viread – Other International	29,343	27,047	85,260	77,790

	184,263	169,711	541,121	489,241

Hepsera – U.S.	19,055	25,795	60,090	74,218
Hepsera – Europe	25,095	38,123	87,021	117,837
Hepsera – Other International	3,369	4,010	9,866	15,661

	47,519	67,928	156,977	207,716

Emtriva – U.S.	3,966	3,865	12,345	11,211
Emtriva – Europe	1,657	1,863	5,216	6,369
Emtriva – Other International	1,073	1,001	3,036	3,421

	6,696	6,729	20,597	21,001

Total Antiviral products – U.S.	922,642	805,149	2,695,909	2,337,226
Total Antiviral products – Europe	613,996	583,016	1,838,226	1,644,407
Total Antiviral products – Other International	113,273	82,066	304,150	239,645

	1,649,911	1,470,231	4,838,285	4,221,278

AmBisome	75,132	77,064	230,355	214,645
Letairis	60,446	48,073	176,293	131,781
Ranexa	60,312	49,005	172,015	85,070
Other products	19,758	4,582	42,735	12,139

	215,648	178,724	621,398	443,635

Total product sales	$1,865,559	$1,648,955	$5,459,683	$4,664,913